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                                IFR SYSTEMS, INC.
        EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                           1998          1997          1996
                                          ------        ------        -----
                                        (000'S OMITTED, EXCEPT PER SHARE DATA)
BASIC:
Average shares outstanding                   8,191          8,130         8,244
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Net Income                                $(15,937)        $6,646        $4,761
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Per Share Amount                          $  (1.95)        $ 0.82        $ 0.58
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DILUTED:
Average shares outstanding                   8,191          8,130         8,244
Net effect of dilutive stock
    options-based on the treasury
    stock method using the average
    market price                               570            292           233
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Totals                                       8,761          8,422         8,477
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Net Income                                $(15,937)        $6,646        $4,761
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Per Share Amount                          $  (1.82)        $ 0.79        $ 0.56
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